Exhibit 10.10

*** Certain information in this document has been excluded pursuant to Regulation S-K, item 601(b)(10). Such excluded information is not material and is information that the company treats as private or confidential. Such omitted information is indicated by brackets “[***]”) in this exhibit. ***

EXECUTION VERSION

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”), is made as of May 19, 2023, by and among Canopy USA, LLC a Delaware limited liability company (the “Company”) and Huneeus 2017 Irrevocable Trust (the “Purchaser”).

WHEREAS the Purchaser wishes to make an investment in the Company to acquire: (i) such number of Class A Shares of the Company with a value of $5,000,000 (the “T1 Shares”) at a purchase price per T1 Share equal to the Adjusted CUSA Value (as defined below) (the “T1 Purchase Price”); (ii) subject to certain conditions, additional Class A Shares of the Company with a value of $5,000,000 (the “T2 Shares”, together with the T1 Shares, the “Shares”) at a purchase price per T2 Share equal to the fair market value of the T2 Shares at the applicable time (the “T2 Purchase Price”, together with the T1 Purchase Price, the “Purchase Price”); and (ii) warrants of the Company (a “Warrant”), in accordance with the terms provided in this Agreement (collectively, the “Investment”);

NOW, THEREFORE, the parties hereby agree as follows:

1.
Purchase and Sale of Shares.
1.1
Sale and Issuance of Shares. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase and the Company agrees to sell and issue to the Purchaser: (a) on the T1 Closing Date (as defined below), the T1 Shares, at the T1 Purchase Price; and (b) on the T2 Closing Date (as defined below), the T2 Shares at the T2 Purchase Price.
1.2
Issuance of Warrants.
(a)
On the T1 Closing Date, and in consideration of the purchase by the Purchaser of the Shares, the Company hereby agrees to issue the following Warrants (the “T1 Issued Warrants”) to the Purchaser, and the Company shall deliver to the Purchaser certificates representing the T1 Issued Warrants in such a form as is mutually agreed to by the parties on the T1 Closing (the “T1 Warrant Certificates”); provided that the T1 Issued Warrants shall not be exercisable until a Triggering Event occurs and shall automatically terminate and the T1 Warrant Certificates shall, without any further action by the parties, be cancelled and be of no force and effect, if a Triggering Event does not occur by March 31, 2024:
(i)
such number of Warrants as is equal to half of the number of T1 Shares issued to the Purchaser on the T1 Closing Date (the “T1-1 Warrants”) with each full T1-1 Warrant exercisable into one Voting Share (as defined in the Operating Agreement) at an

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exercise price equal to the T1 Purchase Price per Voting Share until the seventh anniversary of the T1 Closing Date (the “T1 Expiry Date”);
(ii)
such number of Warrants as is equal to one quarter of the number of T1 Shares issued to the Purchaser on the T1 Closing Date (the “T1-2 Warrants”) with each full T1-2 Warrant exercisable into one Voting Share at an exercise price equal to two times the T1 Purchase Price per Voting Share until the T1 Expiry Date; and
(iii)
such number of Warrants as is equal to the aggregate number of T1-1 Warrants and the T1-2 Warrants (the “T1-3 Warrants”) with each full T1-3 Warrant exercisable into one Voting Share at an exercise price equal to three times the T1 Purchase Price per Voting Share until the T1 Expiry Date.
(b)
On the T2 Closing Date, and in consideration of the purchase by the Purchaser of the T2 Shares, the Company hereby agrees to issue the following Warrants (the “T2 Issued Warrants” and, together with the T1 Issued Warrants and the Shares, the “Securities”) to the Purchaser, and the Company shall deliver to the Purchaser certificates representing the T2 Issued Warrants in such a form as is mutually agreed to by the parties on the T2 Closing (the “T2 Warrant Certificates”):
(i)
such number of Warrants as is equal to half of the number of T2 Shares issued to the Purchaser on the T2 Closing Date (the “T2-1 Warrants”) with each full T2-1 Warrant exercisable into one Voting Share at an exercise price equal to the T2 Purchase Price per Voting Share until the seventh anniversary of the T2 Closing Date (the “T2 Expiry Date”);
(ii)
such number of Warrants as is equal to one quarter of the number of T2 Shares issued to the Purchaser on the T2 Closing Date (the “T2-2 Warrants”) with each full T2-2 Warrant exercisable into one Voting Share at an exercise price equal to two times the T2 Purchase Price per Voting Share until the T2 Expiry Date; and
(iii)
such number of Warrants as is equal to the aggregate number of T2-1 Warrants and the T2-2 Warrants (the “T2-3 Warrants”) with each full T2-3 Warrant exercisable into one Voting Share at an exercise price equal to three times the T2 Purchase Price per Voting Share until the T2 Expiry Date.
(c)
In the event that there is an adjustment to the number of Shares held by the Purchaser in accordance with Section 3.06(c) of the Operating Agreement, then either or both of the exercise price and the number of Shares which are to be received upon the exercise of the Warrants then outstanding and held by the Purchaser shall be adjusted in such manner, if any, to be equitable to the Purchaser in such circumstances, which for greater certainty shall be similar to the economic protection offered to the Purchaser with respect to its Class A Shares in accordance with Section 3.06(c) of the Operating Agreement.

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1.3
Closings; Delivery.
(a)
The purchase and sale of the Securities shall take place remotely via the exchange of documents and signatures on the applicable Closing Date; provided that neither the T1 Closing nor the T2 Closing shall occur on or prior to the date that is five business days following the completion of the Canopy Capital Reorganization (the “Reorganization Time”).
(b)
The Purchaser shall be required to subscribe for the T1 Shares in accordance with the terms of this Agreement within five business days following the Reorganization Time, provided that all of the conditions to the purchase and sale of the T1 Shares set out in Section 4 and Section 5 (other than those conditions that by their nature can only be satisfied on the T1 Closing Date) have been satisfied or waived. At the T1 Closing, the Company shall issue to the Purchaser the T1 Shares being purchased by the Purchaser and the Purchaser shall, prior to the T1 Closing, pay to counsel to the Company, Cassels Brock & Blackwell LLP (“Company Counsel”), the T1 Purchase Price for the T1 Shares being purchased by the Purchaser by wire transfer to a bank account designated in writing by the Company, to be held by Company Counsel in trust until the T1 Closing. The Purchaser hereby irrevocably directs Company Counsel to release the T1 Purchase Price to the Company at the T1 Closing.
(c)
The Purchaser shall be required to subscribe for the T2 Shares in accordance with the terms of this Agreement on the T2 Investment Date, provided that all of the conditions to the purchase and sale of the T2 Shares set out in Section 4 and Section 5 (other than those conditions that by their nature can only be satisfied on the T2 Closing Date) have been satisfied or waived. At the T2 Closing, the Company shall issue to the Purchaser the T2 Shares being purchased by the Purchaser and the Purchaser shall, on the T2 Closing, pay to Company Counsel, the T2 Purchase Price for the T2 Shares being purchased by the Purchaser by wire transfer to a bank account designated in writing by the Company, to be held by Company Counsel in trust. The Purchaser hereby irrevocably directs Company Counsel to immediately release the T2 Purchase Price to the Company at the T2 Closing. Notwithstanding the foregoing, in the event that (i) the Acreage Acquisition is completed and (ii) an Event of Default has occurred prior to the T2 Investment Date and such Event of Default has not been cured as of such date, or an Event of Default is present on the T2 Investment Date, the Purchaser shall have the right, but not the obligation (the “T2 EoD Option”), exercisable at any time within five days of the T2 Investment Date, to acquire the T2 Shares at the T2 Purchase Price. Upon due exercise of the T2 EoD Option and payment of the T2 Purchase Price in accordance with the terms of Section 1.3(c), the Company shall issue the T2 Issued Warrants to the Purchaser in accordance with Section 1.2(b). The T2 EoD Option may be exercised by the Purchaser by delivering a written notice of exercise to the Company within five days of the T2 Investment Date and the closing of such EoD Option shall occur within five days of the T2 Investment Date.

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(d)
In the event that (i) the Acreage Acquisition does not occur and (ii) either the Company or Canopy (on behalf of the Company) delivers written notice to the Purchaser that the Company no longer intends to complete the Acreage Acquisition (the “Canopy Notice”), the Purchaser shall have the right, but not the obligation (the “T2 Notice Option”), exercisable at any time following the earlier of (1) the 12 month anniversary of the date of the Canopy Notice and (2) the 24 month anniversary of the T1 Closing Date (the “T2 Notice Option Expiry Date”), to acquire the T2 Shares at the T2 Purchase Price. Upon due exercise of the T2 Notice Option and payment of the T2 Purchase Price in accordance with the terms of Section 1.3(c), the Company shall issue the T2 Issued Warrants to the Purchaser in accordance with Section 1.2(b). The T2 Notice Option may be exercised by the Purchaser by delivering a written notice of exercise to the Company on or before the date that is five days prior to the T2 Notice Option Expiry Date and the closing of such T2 Notice Option shall occur no later than the T2 Notice Option Expiry Date.
(e)
In the event that (a) the Acreage Acquisition does not occur by the one-year anniversary of the T1 Closing Date and (b) a Canopy Notice is not delivered to the Purchaser by the one-year anniversary of the T1 Closing Date, the Purchaser shall have the right, but not the obligation (the “T2 Option”), exercisable at any time following the one-year anniversary of the T1 Closing Date until the 24 month anniversary of the T1 Closing Date (the “T2 Option Expiry Date”), to acquire the T2 Shares at the T2 Purchase Price. Upon due exercise of the T2 Option and payment of the T2 Purchase Price in accordance with the terms of Section 1.3(c), the Company shall issue the T2 Issued Warrants to the Purchaser in accordance with Section 1.2(b). The T2 Option may be exercised by the Purchaser by delivering a written notice of exercise to the Company on or before the date that is five days prior to the T2 Option Expiry Date and the closing of such T2 Option shall occur no later than the T2 Option Expiry Date.
1.4
Purchase and Sale Option.
(a)
On and subject to the terms and conditions of this Agreement, the Company hereby grants the Purchaser the right, but not the obligation (the “Share and Warrant Option”), exercisable at any time from and after the date of this Agreement until the 24 month anniversary of the T1 Closing Date, to acquire Voting Shares with a value of up to $5,000,000 at a purchase price equal to the fair market value of the Voting Share being acquired at the applicable time (the “Option Exercise Price”). Upon due exercise of the Share and Warrant Option and payment of the Option Exercise Price per Voting Share, the Company shall issue to the Purchaser the following warrants for each Voting Share issued:
(i)
one-half of a Warrant exercisable into one-half of a Voting Share at an exercise price equal to the Option Exercise Price until the seventh anniversary of the date of issuance (the “Option Exercise Date”);
(ii)
one-quarter of a Warrant exercisable into one-quarter of a Voting Share at an exercise price equal to two times the Option Exercise Price until the Option Exercise Date; and

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(iii)
three-quarters of a Warrant exercisable into three-quarters of a Voting Share at an exercise price equal to three times the Option Exercise Price until the Option Exercise Date.
(b)
On and subject to the terms and conditions of this Agreement, the Company hereby grants the Purchaser the right, but not the obligation (the “Share Option”, together with the Share and Warrant Option, the “Options”), exercisable at any time from and after the date of this Agreement until the 24 month anniversary of the T1 Closing Date, to acquire Voting Shares with a value of up to $5,000,000 at a purchase price equal to the fair market value of the Voting Share being acquired at the applicable time.
(c)
The Options may be exercised by the Purchaser by delivering a written notice of exercise to the Company on or before the date that is five days prior to the 24 month anniversary of the T1 Closing Date.
1.5
Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.
(a)
“Acreage Acquisition” means the Company’s acquisition, directly or indirectly, of a majority of the issued and outstanding shares of Acreage Holdings, Inc.
(b)
“Adjusted CUSA Value” means the fair market value of the T1 Shares as of March 31, 2023, as determined in accordance with the valuation computations of the Company utilized in connection with the annual report on Form 10-K for Canopy for the year ended March 31, 2023 excluding any value ascribed to the Company as a result of its right to receive payments pursuant to the third amendment to the tax receivable agreement dated as of October 24, 2022, by and among Canopy, the Company, Acreage Holdings America, Inc., High Street Capital Partners, LLC (“HSCP”) and certain members of HSCP.
(c)
“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.
(d)
“Board” or “Board of Managers” means the board of managers of the Company.
(e)
“Canopy Shares” means common shares in the capital of Canopy Growth Corporation (“Canopy”) or, in the event that Canopy is acquired by a

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third-party, the shares of such acquirer, provided that such acquiror shares shall be listed on the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange, the NEO Exchange Inc., the New York Stock Exchange, the Nasdaq Global Select Market or the London Stock Exchange.
(f)
“Canopy Capital Reorganization” means the reorganization of Canopy’s share capital to provide for: (i) the creation of an unlimited number of a new class of non-voting and nonparticipating exchangeable shares in the capital of Canopy (the “Exchangeable Canopy Shares”); and (ii) the restatement of the rights of the common shares of Canopy to provide for a conversion feature whereby each common share of Canopy may at any time, at the option of the holder, be converted into one Exchangeable Canopy Share.
(g)
“Canopy Change of Control” means: (a) the sale of all or substantially all of the consolidated assets of Canopy and its subsidiaries; (b) a sale of Canopy Shares to a third party resulting in no less than a majority of the Canopy Shares being held by a Person other than a shareholder of Canopy who was a shareholder immediately prior to such sale; or (c) a merger, consolidation, recapitalization, or reorganization of Canopy with or into a Person that results in the inability of the shareholders of Canopy to designate or elect a majority of the directors of Canopy (or the board of directors (or its equivalent) of the resulting entity or its parent company).
(h)
“Company Change of Control” means: (a) the sale of all or substantially all of the consolidated assets of the Company and the Company Subsidiaries; (b) a sale of Voting Shares to a third party resulting in no less than a majority of the Voting Shares being held by a Person other than a member of the Company who was a member immediately prior to such sale; or (c) a merger, consolidation, recapitalization, or reorganization of the Company with or into a Person that results in the inability of the members of the Company to designate or elect a majority of the Board of Managers (or the board of directors (or its equivalent) of the resulting entity or its parent company).
(i)
“Closings” means the T1 Closing and the T2 Closing.
(j)
“Closing Date” means T1 Closing Date and the T2 Closing Date.
(k)
“Code” means the Internal Revenue Code of 1986, as amended.
(l)
“Company Intellectual Property” means all material Intellectual Property owned or used by the Company and necessary in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.
(m)
“COVID-19” means the virus commonly referred to as SARS-CoV-2 and/or as the context requires, the disease commonly referred to as

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COVID-19 and any variations or evolutions thereof or any other related, associated or similar viruses, epidemics, pandemics or disease outbreaks.
(n)
“Debt” means with respect to any Person (whether or not due and payable), and without duplication, all outstanding obligations of such Person (i) in respect of indebtedness for borrowed money (and any accrued interest thereon); (ii) secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired and subject thereto; (iii) in respect of guarantees of indebtedness of others; (iv) in respect of the deferred portion or installments of purchase price in connection with the acquisition of any property or services; (v) any obligation evidenced by bonds, debentures, notes or similar instruments; (vi) capitalized lease obligations; (vii) letters of credit (to the extent drawn); (viii) all obligations under which interest charges are customarily paid (excluding current accounts payable in the ordinary course of business consistent with past practice); (ix) in respect of any seller notes payable with respect to the acquisition of any business, assets or securities; or (x) all obligations under indentures or arising out of any financial hedging arrangements.
(o)
“Event of Default” means, the occurrence of any one or more of the following events:
(i)
either a (a) Company Change of Control or (b) Canopy Change of Control;
(ii)
the occurrence of a default or an event of default (after the giving of all applicable notices or the expiry of all applicable grace or cure periods) with respect to any loan agreement or other instrument of Canopy or the Company under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $[***] (or its foreign currency equivalent) in the aggregate of the Company or Canopy, as applicable, (in each case, a “Loan Agreement”) (a) resulting in such indebtedness becoming or being declared due and payable or (b) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;
(iii)
either the Company or Canopy has failed to comply with a financial covenant pursuant to any outstanding Loan Agreement of the Company or Canopy, as applicable; or
(iv)
either (a) the Company fails to deliver an EoD Certificate in accordance with Section 4.3(b)(iii); or (b) Canopy fails to deliver to the Purchaser a certificate from an officer of Canopy on the proposed T2 Closing Date certifying that the events of default set out in the preceding subsections (i), (ii) and (iii) have not occurred, have occurred, but have been cured or are otherwise not present as of such date.
(p)
“Fair Market Value” means, (i) if the shares are listed on only one stock exchange, the volume weighted average trading price per share on such stock

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exchange during the immediately preceding five Trading Days; or (ii) if the shares are listed on more than one stock exchange, the price as determined in accordance with clause (i) above for the primary stock exchange on which the greatest volume of trading of the shares occurred during the immediately preceding five Trading Days.
(q)
“GAAP” means generally accepted accounting principles in effect from time to time in the United States as set forth in pronouncements, statements and opinions of the Financial Accounting Standards Board (and its predecessors) and the American Institute of Certified Public Accountants.
(r)
“Government Authority” means any federal, national, supranational, state, provincial, local, foreign or other government, political subdivision, governmental, regulatory or administrative authority, agency, department, ministry, board, commission, task force or any court, tribunal, judicial, self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator or arbitral body, court or tribunal of competent jurisdiction, customs and any other regulatory or administrative equivalent governmental entity in any country or territory with jurisdiction over the Company or any Subsidiary.
(s)
“Intellectual Property” means all (i) patents and patent applications, together with all reissues, reexaminations, continuations, continuations in part, and divisionals thereof, (ii) registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, tradenames, and trade dress, (iii) registered copyrights, (iv) trade secrets and other confidential or proprietary information, (v) domain names, (vi) software, data, databases and documentation therefor, (vii) other or similar intellectual property or proprietary rights, including processes, methods, techniques, know how, customer and supplier lists, and marketing and business plans, (viii) tangible embodiments of any of the foregoing, and (ix) licenses in, to, and under any of the foregoing.
(t)
“Knowledge” including the phrase “to the Company’s Knowledge” or “Known” shall mean the actual knowledge, after good faith inquiry, of the Board and executive leadership team of the Company as of the date hereof.
(u)
“Material Adverse Effect” means any event that has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company, taken as a whole; provided, however, that any adverse effect arising out of, resulting from or attributable to any circumstance described in the following clauses shall not constitute or be deemed to contribute to a Material Adverse Effect, and otherwise shall not be taken into account in determining whether a Material Adverse Effect has occurred or would be reasonably expected to occur: (i) an event affecting (x) the United States or any other economy or foreign economies in general, or (y) capital or financial markets (including any disruption thereof) generally, including changes in interest or exchange rates and financial, credit, securities or currency

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markets (including any measure relating to COVID-19 or other public health matter), (ii) an event affecting political, regulatory or social conditions (including hostilities, acts of war (whether declared or undeclared), sabotage, terrorism or military actions, or any escalation or worsening of any of the foregoing), (iii) an event in or affecting the industries in which the Company operates, (iv) an event directly attributable to the execution or the announcement of, or the consummation of the transactions contemplated by this Agreement, including the impact thereof on shortfalls or declines in revenue, margins or profitability, the loss of, or disruption in, any customer, supplier, vendor and/or other contractual relationships, or loss of personnel, (v) conditions resulting from actual or threatened earthquakes, hurricanes, floods, tornados, storms, weather conditions, fires or other natural disasters, epidemics, pandemics, disease outbreaks (including, for the avoidance of doubt, any effect resulting from, arising in connection with or otherwise related to COVID-19, including any Government Authority or public health authority’s response thereto, any loss of customers, suppliers, orders or contracts in connection therewith), public health emergencies, widespread occurrences of infectious diseases or natural disasters, (vi) any changes in applicable law or regulation, GAAP or the enforcement or interpretation thereof, (vii) actions taken, to be taken or omitted pursuant to this Agreement, or taken or omitted with the Purchaser’s prior written consent, or (viii) any matter set forth in the Disclosure Schedule.
(v)
“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
(w)
“Protection Agreement” means the Amended and Restated Protection Agreement dated on or about the date hereof among the Company, 11065220 Canada Inc., and Canopy.
(x)
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(y)
“State and/or Local Cannabis Regulations” means any criminal, civil or administrative statute, regulation, ordinance, decree, court order or other proclamation having the force of law, enacted, adopted or issued by any state Government Authority or local Government Authority in the United States pertaining to the criminalization, decriminalization, regulation, or licensing of medical and/or recreational cannabis sales, consumption, cultivation, distribution, or storage.
(z)
“State and/or Local Cannabis License” means any license required by a state or municipality in order to operate a cannabis business or to own or lease property used by a cannabis business within that state or municipality’s jurisdiction.
(aa)
“Supplier” means any business or Person who supplies the Company or any Subsidiary with goods and services utilized in the manufacture of its products, including both cannabis Suppliers and non-cannabis Suppliers.

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(bb)
“Subsidiary” means those subsidiaries of the Company set forth on Section 2.3 of the Disclosure Schedule.
(cc)
“T1 Closing” means the closing of the sale of the T1 Shares pursuant to the Investment.
(dd)
“T1 Closing Date” means the business day immediately after all conditions to the purchase and sale of the T1 Shares set out in Section 4 and Section 5 (other than those conditions that by their nature can only be satisfied on the T1 Closing Date) have been satisfied or waived; or such earlier or later date as may be agreed to in writing by the parties.
(ee)
“T2 Closing” means the closing of the sale of the T2 Shares pursuant to the Investment.
(ff)
“T2 Closing Date” means the business day immediately after all conditions to the purchase and sale of the T2 Shares set out in Section 4 and Section 5 (other than those conditions that by their nature can only be satisfied on the T2 Closing Date) have been satisfied or waived; or such earlier or later date as may be agreed to in writing by the parties, provided that the T2 Closing Date shall occur no later than the T2 Investment Date.
(gg)
“T2 Investment Date” means the date that is five business days following the closing of the Acreage Acquisition.
(hh)
“Trading Day” means, with respect to a stock exchange, a day on which such exchange is open for the transaction of business.
2.
Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit F to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and correct as of the date hereof and as of the T1 Closing Date and the T2 Closing Date, except as otherwise indicated. Except where the context expressly requires otherwise (i) the representations and warranties set forth herein are intended to, and do, include the Company’s Subsidiaries, jointly and not severally, and the defined term “Company” in this Section 2 shall be deemed to mean “Company and Subsidiaries, jointly” and (ii) in making the representations and warranties set forth herein, including any information qualified by Knowledge, the Company has performed customary inquiries with Canopy’s management and other relevant personnel. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Section 2, and the disclosures in any section of the Disclosure Schedule shall qualify other sections in this Section 2 only to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other sections.

For purposes of these representations and warranties in this Agreement, including in

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Sections 2 and 3 (other than those in Sections 2.2, 2.3, 2.4, 2.5, and 2.6), the term the “Company” shall include any Subsidiaries, unless otherwise noted herein.

2.1
Organization, Good Standing, Power and Qualification. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
2.2
Capitalization.
(a)
The membership interests of the Company are represented by Class A Shares, Class B Shares and Exchangeable Shares. The authorized capital of the Company consists, immediately prior to the T1 Closing, of:
(i)
an unlimited number of Class A Shares, of which 100,000 Class A Shares are issued and outstanding immediately prior to the T1 Closing. All of the outstanding Class A Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance in all material respects with all applicable federal and state securities laws, excluding any Federal Cannabis Laws (as hereinafter defined);
(ii)
an unlimited number of Class B Shares, none of which are issued and outstanding immediately prior to the T1 Closing.; and
(iii)
an unlimited number of Exchangeable Shares, of which 172,777,526 Exchangeable Shares are issued and outstanding immediately prior to the T1 Closing. All of the outstanding Exchangeable Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance in all material respects with all applicable federal and state securities laws, excluding any Federal Cannabis Laws.
(b)
No Person has any right to purchase any of the Shares covered by this Agreement.
2.3
Subsidiaries. Other than as set forth on Section 2.3 of the Disclosure Schedule, the Company owns 100% of the equity of each Subsidiary. Section 2.3 of the Disclosure Schedule sets forth a list of all interests held by the Company or any Subsidiary in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. Other than as set forth on Section 2.3 of the Disclosure Schedule, the Company is not a participant in any joint venture, partnership or similar arrangement. Each Subsidiary is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has all requisite corporate or limited liability company power and authority to carry on its business as now conducted and as presently proposed to be conducted. Each Subsidiary is duly qualified to transact business and is

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in good standing in each jurisdiction in which the failure to so qualify could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
2.4
Authorization. All limited liability company action required to be taken by the Board and members of the Company in order to authorize the Company to issue the Securities has been taken. All action on the part of the officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Closings, and the issuance and delivery of the Securities has been taken. This Agreement, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
2.5
Valid Issuance of Securities. The Securities, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, Federal Cannabis Laws, and liens or encumbrances created by or imposed by a Purchaser on its own Securities. Assuming the accuracy of the representations of the Purchaser in Section 3 of this Agreement, the Securities will be issued in compliance in all material respects with all applicable federal and state securities laws, excluding any Federal Cannabis Laws.
2.6
Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local Government Authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable securities laws, which have been made or will be made in a timely manner.
2.7
Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s Knowledge, currently threatened in writing (i) that questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated by this Agreement; or (ii) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth in Section 2.7 of the Disclosure Schedule, neither the Company nor, to the Company’s Knowledge, any of its officers or managers is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers or managers, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate.
2.8
Intellectual Property; Data Privacy.

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(a)
The Company exclusively owns, or has a valid and enforceable right to use, all Intellectual Property used or necessary to operate the business of the Company, free and clear of all liens, charges or encumbrances, and without any Known conflict with, or infringement of, the rights of others, including prior employees or consultants, in each case other than matters that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The Company has not received any written communications alleging that the Company has infringed or otherwise violated, or by conducting its business, would infringe or otherwise violate, and the conduct of the Company’s business as now conducted and as presently proposed to be conducted does not (and would not) infringe or otherwise violate, any of the Intellectual Property rights or processes of any other Person. To the Company’s Knowledge, no Person is infringing or otherwise violating the Company Intellectual Property. The Company Intellectual Property is valid, subsisting and enforceable, and the Company has taken reasonable measures to protect, maintain and enforce the Company Intellectual Property. The Company Intellectual Property is not subject to any order, writ, decree or settlement that restricts the use or ownership thereof.
(b)
The Company complies, with all Data Privacy Requirements (as hereinafter defined), other than failures to comply that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The Company has not received any communications alleging that the Company is in violation of any Data Privacy Requirements, and to the Company’s Knowledge, the Company is not subject to any investigation with respect to any Data Privacy Requirements. For purposes of this Section 2.8, “Data Privacy Requirements” means (i) all federal or statute statutes, rules or regulations concerning the privacy or security of personal information, including protected health information (ii) the Company’s written privacy policies and procedures, and (iii) all contractual requirements of the Company with respect to the privacy or security of personal information, including with respect to the Payment Card Industry Data Security Standard (PCI DSS).
2.9
Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its Certificate of Formation or its Amended and Restated Limited Liability Company Agreement (the “Operating Agreement”), (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, or (v) to the Company’s Knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which in the case of any of clauses (ii) through (v) could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and other than Federal Cannabis Laws. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company

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or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
2.10
Agreements. Set forth on Section 2.10(a) of the Disclosure Schedule is a description of the Material Contracts (as hereinafter defined). Each such Material Contract (a) is in full force and effect and is binding upon and enforceable against the Company and, to the Company’s Knowledge, each other Person that is a party thereto in accordance with its terms, (b) has not been otherwise amended or modified, and (c) is not in material default due to the action or inaction of the Company. The Company is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Material Contracts, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
2.11
For the purposes of this Section 2.10, “Material Contract” means, with respect to the Company, (i) each contract or agreement to which the Company is a party involving aggregate revenues payable to or consideration payable to or by the Company of $[***] or more, (ii) each contract or agreement under which the Company grants or receives any license or other right in respect of Intellectual Property (other than licenses to commercially available, off-the-shelf software) which is material to the Company, and (iii) all other contracts or agreements, the loss of which could reasonably be expected to result in a Material Adverse Effect.
2.12
Real Property. There is no real property (“Real Property”) owned or leased by the Company.
2.13
Debt. Section 2.13 of the Disclosure Schedule sets forth, as of the date hereof, all Debt of the Company. Except as, individually or in the aggregate, as of the date of hereof, would not reasonably be expected to have a Material Adverse Effect, (i) each Debt contract is in full force and effect; (ii) the Company and its Subsidiaries, as applicable, are not in default under any Debt contract; (iii) none of the Debt contracts has been canceled by the other party; (iv) no other party is in breach or violation of, or material default under, any Debt contract; and (v) the Company has not received any written claim of default under any such Debt contract.
2.14
Solvency. Immediately prior to giving effect to the consummation of the transactions contemplated by this Agreement, the Company, taken as a whole, will be Solvent (as hereinafter defined). For purposes of this Section 2.14, “Solvent” means, with respect to Company and its Subsidiaries, taken as a whole, that:
(a)
the fair saleable value (determined on a going concern basis) of the assets of the Company and its Subsidiaries, taken as a whole, shall be greater than the total amount of the Company’s and its Subsidiaries’ liabilities, taken as a whole; and

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(b)
the Company shall be able to pay its debts and obligations as they become due.
2.15
Employee Matters.
(a)
To the Company’s Knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business.
(b)
The Company is not delinquent in material payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. Except as set forth in Section 2.15(b) of the Disclosure Schedule, the Company has complied with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company has withheld and paid to the appropriate Government Authority or is holding for payment not yet due to such Government Authority all material amounts required to be withheld from employees of the Company and is not liable for any arrears of material wages, taxes, penalties or other sums for failure to comply with any of the foregoing.
2.16
Tax Returns and Payments. There are no material federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid material federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all material federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.
2.17
Permits; Licenses. The Company has all permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such permits, licenses or other similar authority.
2.18
Environmental and Safety Laws. Except as could not reasonably be expected to have a Material Adverse Effect, and as except set forth Section 2.18 of the Disclosure Schedule to the Company’s Knowledge (a) the Company is and has been in compliance with all Environmental Laws (as hereinafter defined); (b) there has been no release or to the Company’s Knowledge, threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum or any fraction thereof (each a “Hazardous Substance”), on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the

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Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any Government Authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of Hazardous Substances in compliance with Environmental Laws.

For purposes of this Section 2.18, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

2.19
Cannabis Regulations.
(a)
State and/or Local Cannabis Regulations. Neither the Company, nor any officer, manager or employee of the Company (to the extent such Person is acting on behalf of the Company), has violated or is in violation of any State and/or Local Cannabis Regulations which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
(b)
Criminal History. To the Knowledge of the Company, no officer, manager or employee of the Company has any criminal history which would disqualify the Company from receiving a State and/or Local Cannabis License.
(c)
Cannabis Compliance. The Company believes in good faith that it has adopted and implemented, written policies and procedures that are reasonably designed to ensure that the Company is in compliance with all applicable current State and/or Local Cannabis Regulations.
(d)
Investigations and Proceedings. The Company is not the subject of any criminal, administrative, or regulatory investigation, action, or proceeding with respect to an alleged violation of State and/or Local Cannabis Regulations.
3.
Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that the following representations are true and correct as of the date hereof and as of the T1 Closing Date and the T2 Closing Date:
3.1
Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of

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creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
3.2
Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser is not party to any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities. The Purchaser has not been formed for the specific purpose of acquiring the Securities.
3.3
Disclosure of Information.
(a)
The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Securities with the Company’s management and has had an opportunity to review the Company’s facilities. The Purchaser acknowledges and agrees that neither the Company nor any other Person acting on its behalf or any of their respective Affiliates or representatives has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company (or its businesses or assets) or the Securities except as expressly set forth in this Agreement or as and to the extent required by this Agreement to be set forth in the Disclosure Schedule.
(b)
The Purchaser further agrees that no Person will have or be subject to any liability to the Purchaser or any other Person, nor will the Purchaser or any other Person be entitled to make a claim resulting from the distribution or use by the Purchaser, any of its Affiliates or any of their respective agents, consultants, accountants, counsel or other representatives of any such information, and any legal opinions, memoranda, summaries or any other information, document or material made available to the Purchaser or its Affiliates or representatives in certain “data rooms,” management presentations or any other form otherwise provided in expectation of the transactions contemplated by this Agreement. The Purchaser acknowledges and agrees that except for the representations and warranties of the Company expressly set forth in Section 2 hereof, the Securities are being acquired AS IS WITHOUT ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR INTENDED USE OR OTHER EXPRESSED OR IMPLIED WARRANTY.
(c)
The Purchaser acknowledges and agrees that it has not received any Confidential Information Memorandum or other offering memorandum or similar document in connection with its decision to enter into this Agreement and to consummate the purchase of Securities pursuant to this Agreement.

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(d)
The Purchaser acknowledges and agrees that it is consummating the transactions contemplated by this Agreement without any representation or warranty, express or implied, by any Person, except for the representations and warranties of the Company, on behalf of itself and its Subsidiaries, expressly set forth in Section 2. The Purchaser acknowledges that it is relying on its own investigation and analysis in entering into the transactions contemplated hereby. The Purchaser is knowledgeable about the industries in which the Company operates and is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and is able to bear the substantial economic risk of such investment for an indefinite period of time.
(e)
The Purchaser has fully reviewed this Agreement, the Disclosure Schedule, the materials referenced therein and the materials in the “data room” relating to the transactions contemplated by this Agreement. The Purchaser does not have any knowledge that the representations and warranties of the Company in this Agreement and the Disclosure Schedule are not true and correct in all material respects and the Purchaser does not have any knowledge of any material errors in, or material omissions from, the Disclosure Schedule.
(f)
The Purchaser acknowledges and understands that the Company and its Affiliates now possess and may hereafter possess certain material nonpublic information regarding the Company and the Other Companies (as hereinafter defined) not known to the Purchaser that may be material to an investment decision and impact the value of the Securities, including, without limitation, (y) information received by officers, directors and employees of Canopy in connection with Canopy’s acquisition of certain assets that comprise the assets of the Company, and (z) information received on a privileged basis from the attorneys and financial advisers representing the Company (collectively, the “Information”). The Purchaser understands, based on its experience, sophistication and knowledge, the disadvantage to which the Purchaser is subject due to the disparity of information that may exist between the Company and its Affiliates, on the one hand, and the Purchaser, on the other hand. Notwithstanding that it is aware that the Information exists and notwithstanding such disparity, the Purchaser has deemed it appropriate to enter into this Agreement and to consummate the purchase of Securities pursuant to this Agreement.
(g)
The Purchaser acknowledges and understands that the assets of the Company will consist primarily of securities of other companies (collectively, the “Other Companies”), and that neither the Company nor its Affiliates control the Other Companies. The Company and its Affiliates are, therefore, reliant on the Other Companies to provide the information upon which the Purchaser will make an investment decision. Accordingly, while the Company has no reason to believe that the information relating to the Other Companies set forth in certain “data rooms” and provided to the Purchaser is not accurate, it cannot independently confirm such information is accurate, and the Purchaser acknowledges that the Company makes no representation as to the accuracy of the information provided by the Other Companies.
(h)
In connection with the Purchaser’s investigation of the Company, the Purchaser has received from, or on behalf of the Company, certain projections, including projected

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statements of operating revenues and income from operations of the Company and certain business plan information of the Company, which are based on information provided by the Other Companies. The Purchaser acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and plans, that the Purchaser is familiar with such uncertainties, that the Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such information), and that the Purchaser shall have no claim against any Person with respect thereto. Accordingly, the Company makes no representations or warranties whatsoever with respect to such estimates, projections, forecasts and plans (including the reasonableness of the assumptions underlying such information). The foregoing, however, does not limit or modify the representations and warranties of the Company and its Subsidiaries in Section 2 of this Agreement or the right of the Purchaser to rely thereon.
3.4
Restricted Securities. The Purchaser understands that the Securities and the Voting Shares underlying the T1 Issued Warrants, the T2 Issued Warrants and Options have not been, and may not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities and the Voting Shares underlying the T1 Issued Warrants, the T2 Issued Warrants and Options are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold such securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities and the Voting Shares underlying the T1 Issued Warrants, the T2 Issued Warrants and Options for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities and the Voting Shares underlying the T1 Issued Warrants, the T2 Issued Warrants and Options, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is currently under no obligation and may not be able to satisfy.
3.5
No Public Market. The Purchaser understands that no public market now exists for the Voting Shares, and that the Company has made no assurances that a public market will ever exist for the Voting Shares.
3.6
Legends. The Purchaser understands that the Securities and the Voting Shares underlying the T1 Issued Warrants, the T2 Issued Warrants and Options may be notated with the following legend:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION

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WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

The Purchaser understands that the Securities and the Voting Shares underlying the T1 Issued Warrants, the T2 Issued Warrants and Options may also be notated with any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.

3.7
Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
3.8
Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities and the Voting Shares underlying the T1 Issued Warrants, the T2 Issued Warrants and Options or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of such securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of such securities. The Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.
3.9
CFIUS Foreign Person Status. The Purchaser is not a “foreign person” or a “foreign entity,” as defined in Section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”). The Purchaser is not controlled by a “foreign person” (as defined in the DPA). The Purchaser does not permit any foreign person affiliated with the Purchaser, whether affiliated as a limited partner or otherwise, to obtain through the Purchaser any of the following with respect to the Company: (i) access to any “material nonpublic technical information” (as defined in the DPA) in the possession of the Company; (ii) membership or observer rights on the Board or equivalent governing body of the Company or the right to nominate an individual to a position on the Board or equivalent governing body of the Company; (iii) any involvement, other than through the voting of shares, in the substantive decision-making of the Company regarding (x) the use, development, acquisition, or release of any “critical technology” (as defined in the DPA), (y) the use, development, acquisition, safekeeping, or release of “sensitive personal data” (as defined in the DPA) of U.S. citizens maintained or collected by the Company, or (z) the management, operation, manufacture, or supply of “covered investment critical infrastructure” (as defined in the DPA); or (iv) “control” of the Company (as defined in the DPA). The Purchaser is not included on any list of denied, disbarred or sanctioned persons or otherwise subject to such restrictions.

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3.10
No General Solicitation. Neither the Purchaser, nor any of its trustees, beneficiaries, officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Securities.
3.11
Exculpation. The Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and managers, in making its investment or decision to invest in the Company.
3.12
Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is located is identified in the address or addresses of the Purchaser set forth on the signature page of this Agreement.
3.13
Cannabis Ownership. Neither the Purchaser, nor, to the knowledge of the Purchaser, any trustee, beneficiary, member, stockholder, other equityholder, officer, director, manager, or agent of the Purchaser, has been deemed, by an unappealable determination by a Government Authority or court of competent jurisdiction opining on the topic of cannabis businesses and/or any State and/or Local Cannabis Licenses, unfit to have an ownership or economic interest in a cannabis business if such unfitness could be adverse to the issuance or maintenance of any State and/or Local Cannabis Licenses.
3.14
Source of Funds. The funds representing the Purchase Price which will be advanced by the Purchaser to the Company hereunder will not represent proceeds of crime for the purposes of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”) or the United Kingdom’s Proceeds of Crime Act 2002 (the “POCA”), and the Purchaser acknowledges that the Company may in the future be required by law to disclose the Purchaser’s name and other information relating to this Agreement and the Purchaser’s subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act, the PCMLTFA or the POCA. To the best of its knowledge (a) none of the subscription funds to be provided by the Purchaser (i) have been or will be derived from or related to any activity that is deemed criminal under the laws of the United States, Canada or any other jurisdiction, or (ii) are being tendered on behalf of a Person or entity who has not been identified to the Purchaser, and (b) the Purchaser shall promptly notify the Company if the Purchaser discovers that any of such representations ceases to be true, and to provide the Company with appropriate information in connection therewith.
3.15
Sanctions. Neither the Purchaser, its trustee or beneficiaries are a person or entity identified in the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism, the United Nations Al- Qaida and Taliban Regulations, the Regulations Implementing the United Nations Resolution on the Democratic People’s Republic of Korea, the Regulations Implementing the United Nations Resolution on Iran, the United Nations Cote d’Ivoire Regulations, the United Nations Democratic Republic of the Congo Regulations, the

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United Nations Liberia Regulations, the United Nations Sudan Regulations, the Special Economic Measures (Zimbabwe) Regulations or the Special Economic Measures (Burma) Regulations, the Special Economic Measures (Ukraine) Regulations, the Special Economic Measures (Russia) Regulations, or the Freezing Assets of Corrupt Foreign Officials Act (collectively, the “Trade Sanctions”). The Purchaser acknowledges that the Company may in the future be required by law to disclose the name and other information of the Purchaser related to the acquisition of the Securities hereunder pursuant to the Trade Sanctions.
3.16
Industry Specific Acknowledgements and Risks. The Purchaser acknowledges and agrees that the Company is and will continue to be subject to, among other things, the following risks and uncertainties:
(a)
Nature of the business model. Since the cultivation, manufacturing, possession and distribution of cannabis for medical, adult-use (i.e., recreational) or otherwise, that is not related to research sanctioned by the United States federal government, is prohibited under Federal Cannabis Laws, it is possible that the Company may be forced to cease certain of the Company’s proposed activities. The United States federal government, through, among others, the Department of Justice (“DOJ”), its sub-agency the Drug Enforcement Agency (“DEA”), and the Internal Revenue Service (“IRS”), have the right to actively investigate, audit and shutdown cannabis growing facilities, processors and retailers. The United States federal government may also attempt to seize property. Any action taken by the DOJ, the DEA and/or the IRS to impede, seize or shutdown the Company’s future operations will have an adverse effect on the Company’s business, operating results and financial condition.
(b)
Some of the Company’s planned business activities, while believed to be compliant with State and/or Local Cannabis Regulations, are prohibited under Federal Cannabis Laws. The Purchaser is cautioned that in the United States, medical and adult-use cannabis industry operations are largely regulated at the state and local levels. Although certain states and territories of the United States authorize medical and/or adult-use cannabis cultivation, manufacturing and distribution by operating entities licensed or registered under State and/or Local Cannabis Regulations, under Federal Cannabis Laws, the possession, cultivation, manufacturing and distribution of cannabis, for any purpose other than DEA-sanctioned research, and any related drug paraphernalia, is prohibited, and constitute criminal acts under Federal Cannabis Laws, including the Controlled Substances Act (“CSA”). A Purchaser’s contribution to and involvement in such activities may result in federal civil and/or criminal prosecution, incarceration and/or forfeiture of his, her or its entire investment.

Violations of any Federal Cannabis Laws could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including but not limited to disgorgement of profits, cessation of business activities or divestiture. This could have a Material Adverse Effect on the Company, including the Company’s reputation and ability to conduct business, the

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Company’s holding (directly or indirectly) of State and/or Local Cannabis Licenses, the Company’s financial position, operating results, profitability or liquidity or the market price of the Voting Shares. In addition, it is difficult to estimate the time or resources that would be needed for the investigation of any such matters or its final resolution because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time or resources could be substantial.

In addition, since the possession, cultivation, manufacturing, and distribution of cannabis and any related drug paraphernalia is prohibited under Federal Cannabis Laws, the Company may be deemed to be aiding-and-abetting criminal activities through the contracts the Company has entered into and the products that the Company intends to distribute. The Company intends to cultivate and manufacture cannabis, and distribute cannabis products through operating dispensaries, and otherwise, lease intellectual property and/or real property in a number of states. As a result, law enforcement authorities, in their attempt to regulate the illicit distribution of cannabis and any related drug paraphernalia, may seek to bring an action or actions against the Company, including, but not limited to, aiding and abetting another’s criminal activities. The federal aiding and abetting statute provides that anyone who “commits an offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal.” As a result of such an action, the Company may be forced to cease certain operations and the Purchaser could lose its entire investment. Such an action would have a Material Adverse Effect on the Company’s business and operations.

State and/or Local Cannabis Regulations are relatively new and constantly evolving, so there are uncertainties as to how the state authorities will interpret and administer applicable regulatory requirements. Any determination that the Company fails to comply with State and/or Local Cannabis Regulations would require the Company either to significantly change or terminate lines of business, or the business as a whole, which would have a Material Adverse Effect on the Company’s business.

(c)
Regulatory risks are inherent to the Company. The activities of the Company are subject to regulation by Government Authorities. The Company’s business objectives are contingent upon, in part, compliance with regulatory requirements enacted by these Government Authorities and obtaining all regulatory approvals, where necessary, for the distribution of products in each jurisdiction in which the Company proposes to operate. The Company cannot predict the time required to secure all appropriate regulatory approvals, or the extent of testing and documentation that may be required by Government Authorities. Any delays in obtaining, or failure to obtain regulatory approvals would significantly delay the development of markets and products and could have a Material Adverse Effect.

No assurance can be given that new rules and regulations will not be enacted or that existing rules and regulations will not be applied in a manner which could limit or curtail the Company’s ability to cultivate, manufacture, or distribute cannabis. Amendments to current laws and regulations

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governing the cultivation, manufacturing, or distribution of cannabis, or more stringent implementation thereof could have a Material Adverse Effect on the Company.

(d)
Regulatory scrutiny of the Company’s industry may negatively impact its ability to raise additional capital. The Company’s business activities are expected to rely on newly established and developing laws and regulations, including in a number of states. These laws and regulations are rapidly evolving and subject to change with minimal notice. Regulatory changes may adversely affect the Company’s profitability or cause it to cease operations entirely. The cannabis industry may come under the scrutiny or further scrutiny of the Food and Drug Administration (the “FDA”), the Alcohol and Tobacco Tax and Trade Bureau; the Bureau of Alcohol, Tobacco, Firearms, and Explosives; Securities and Exchange Commission; DOJ; the Financial Industry Regulatory Advisory or other federal, state or other applicable state or non-governmental regulatory authorities or self-regulatory organizations that supervise or regulate the cultivation, manufacture, and distribution of cannabis for medical or adult-use purposes in the United States. It is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any proposals will become law. The regulatory uncertainty surrounding the Company’s industry may adversely affect the business and operations of the Company, including without limitation, the costs to remain compliant with applicable laws and the impairment of the Company’s business or the ability to raise additional capital, which could reduce, delay or eliminate any return on investment in the Company.
(e)
The size of the Company’s target market is difficult to quantify and the Purchaser will be reliant on their own estimates on the accuracy of market data. Because the cannabis industry is in an early stage with uncertain boundaries, there is a lack of information about comparable companies available for the Purchaser to review in deciding about whether to invest in the Company and, few, if any, established companies whose business model the Company can follow or upon whose success the Company can build. Accordingly, the Purchaser will have to rely on their own estimates in deciding about whether to invest in the Company. There can be no assurance that the Company’s estimates will be accurate or that the market size is sufficiently large for its business to grow as projected or anticipated, which may negatively impact its financial results.
(f)
The Company may have difficulty accessing the service of banks and processing credit card payments in the United States, which may make it difficult for the Company to operate. In February 2014, the Financial Crimes Enforcement Network (“FinCEN”) bureau of the Treasury Department issued guidance (which is not law) with respect to financial institutions providing banking services to cannabis businesses, including burdensome due diligence expectations and reporting requirements. This guidance does not provide any safe harbors or legal defenses from examination or regulatory or criminal enforcement actions by the DOJ, FinCEN or other federal regulators. Thus, most banks and other financial institutions are not comfortable providing banking services to cannabis-related businesses, or relying on this guidance, which can be amended or revoked at any

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time. In addition to the foregoing, banks may refuse to process debit card payments and credit card companies generally refuse to process credit card payments for cannabis-related businesses. As a result, the Company may have limited or no access to banking or other financial services in the United States and may have to operate the Company’s business on an all-cash basis. The inability or limitation in the Company’s ability to open or maintain bank accounts, obtain other banking services and/or accept credit card and debit card payments in the United States may make it difficult for the Company to operate and conduct business as planned.
(g)
Federal trademark and patent protection may not be available for the intellectual property of the Company due to the current classification of marijuana as a Schedule I controlled substance. As long as marijuana remains illegal under Federal Cannabis Laws as a Schedule I controlled substance pursuant to the CSA, the benefit of certain federal laws and protections which may be available to most businesses, such as federal trademark and patent protection regarding the intellectual property of a business, may not be available to the Company. As a result, the Company’s intellectual property may never be adequately or sufficiently protected against the use or misappropriation by third-parties. In addition, since the regulatory framework of the cannabis industry is in a constant state of flux, the Company can provide no assurance that it will ever obtain any protection of its intellectual property, whether on a federal, state or local level.
(h)
The Company’s contracts may not be legally enforceable in the United States. Because certain of the Company’s contracts involve cannabis and other activities that are not legal under Federal Cannabis Laws and in certain state jurisdictions including Delaware, the Company may face difficulties enforcing such contracts in federal and certain state courts.
(i)
There is uncertainty surrounding the policies of the United States federal government. As a result of the conflict of laws that currently exists between Federal Cannabis Laws and the State and/or Local Cannabis Regulations, investments in cannabis business in the United States are subject to inconsistent laws and regulation. The response to this inconsistency was addressed in August 2013 when then Deputy Attorney General, James Cole, authored the Cole Memorandum (the “Memorandum”). The Memorandum was addressed to all U.S. Attorneys acknowledging that, notwithstanding the designation of cannabis as a controlled substance at the federal level in the United States, several U.S. states enacted State and/or Local Cannabis Regulations for medical and adult-use purposes. The Memorandum outlined certain priorities for the DOJ relating to the prosecution of cannabis offenses. In particular, the Memorandum noted that in jurisdictions that enacted State and/or Local Cannabis Regulations and that have also implemented strong and effective regulatory and enforcement systems to control the cultivation, distribution, sale and possession of cannabis, conduct in compliance with those State and/or Local Cannabis Regulations is less likely to be a priority at the federal level. In light of limited investigative and prosecutorial resources, the Memorandum concluded that the DOJ should be focused on addressing only the most significant threats related to cannabis. States where

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State and/or Local Cannabis Regulations had been enacted were not characterized as a high priority.

On January 4, 2018, then U.S. Attorney General Jeff Sessions issued a memorandum to U.S. Attorneys which rescinded the Memorandum. With the Memorandum rescinded, U.S. federal prosecutors can exercise their discretion, without regard to the priorities enumerated in the Memorandum, in determining whether to prosecute cannabis-related operations that are compliant with State and/or Local Cannabis Regulations but that violate Federal Cannabis Laws.

On March 11, 2021, Merrick Garland was appointed as U.S. Attorney General. At his confirmation hearing, he said, “It does not seem to me a useful use of limited resources that we have, to be pursuing prosecutions in states that have legalized and that are regulating the use of marijuana, either medically or otherwise”. He has not yet reissued the Cole Memorandum, however, or issued substitute guidance. In the 2023 Consolidated Appropriations Act (the “Act”), Congress included the Rohrabacher-Farr amendment which prohibits the Department of Justice from spending funds authorized under the Act to interfere with the implementation of state laws that authorize the use, distribution, possession, or cultivation of medical cannabis until September 30, 2023.

Multiple legislative and executive administrative reforms related to cannabis and cannabis-related banking and taxation are currently being considered by the federal government in the United States. Examples include President Biden’s mandate for administrative review of rescheduling cannabis to a lower schedule on the Controlled Substances Act (“CSA”); the States Reform Act; the Cannabis Administration and Opportunity Act; the Marijuana Opportunity, Reinvestment and Expungement Act; the Secure and Fair Enforcement (SAFE) Banking Act; and the Capital Lending and Investment for Marijuana Businesses (CLIMB) Act; H.R. 9702 to amend the Internal Revenue Code of 1986 to allow deductions and credits relating to expenditures in connection with marijuana sales conducted in compliance with State law. There can be no assurance that the administrative review of cannabis will result in rescheduling of cannabis under the CSA, or that any of the above pieces of legislation will be reintroduced in the 118th Congress or ultimately become law in the United States.

(j)
Due to the classification of marijuana as a Schedule I controlled substance under the CSA, banks and other financial institutions which service the cannabis industry are at risk of violating certain financial laws, including anti-money laundering statutes. Because the cultivation, manufacture, and distribution of cannabis is prohibited under the CSA, banks and other financial institutions providing services to cannabis-related businesses risk violation of federal anti-money laundering statutes (18 U.S.C. §§ 1956 and 1957), the unlicensed money-remitter statute (18 U.S.C. § 1960) and the Bank Secrecy Act. These statutes can impose criminal liability for engaging in certain financial and monetary transactions with the proceeds of a “specified unlawful activity” such as distributing controlled substances which are illegal under federal law, including cannabis, and for failing to identify or report financial transactions that involve the proceeds of cannabis-related violations of the CSA. The Company may also be exposed to the foregoing risks. In the event that any of the Company’s investments, or any proceeds

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thereof, any dividends or distributions therefrom, or any profits or revenues accruing from such investments in the United States were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under one or more of the statutes noted above or any other applicable legislation.
(k)
Third-party service providers to the Company may withdraw or suspend their service under threat of prosecution. Since under Federal Cannabis Laws the possession, cultivation, manufacturing, and distribution of cannabis and any related drug paraphernalia is prohibited, and any such acts are criminal acts under Federal Cannabis Laws, companies that provide goods and/or services to companies engaged in cannabis-related activities may, under threat of federal civil and/or criminal prosecution, suspend or withdraw their services. Any suspension of service and inability to procure goods or services from an alternative source, even on a temporary basis, that causes interruptions in the Company’s operations could have a Material Adverse Effect on the Company’s business.
(l)
FDA regulation of medical-use cannabis and the possible registration of facilities where cannabis is cultivated, manufactured, and/or distributed could negatively affect the medical-use cannabis industry, which would directly affect the Company’s financial condition. Should the federal government legalize cannabis for medical or adult-use use, it is possible that the FDA, would seek to regulate it under the Federal Food, Drug and Cosmetic Act. Additionally, the FDA may issue rules and regulations including, but not limited to, good manufacturing practice, related to the cultivation, manufacturing, advertising, and distribution of cannabis. Clinical trials may be needed to demonstrate efficacy and safety to support medical claims. It is also possible that the FDA would require that facilities where cannabis is cultivated, manufactured, and/or distributed register with the FDA and comply with certain federally prescribed regulations. In the event that some or all of these regulations are imposed, it is unknown what the impact would be on the cannabis industry, including what costs, requirements and possible prohibitions may be enforced. If the Company is unable to comply with the regulations or registration as prescribed by the FDA it may have a Material Adverse Effect on the Company’s business, operating results and financial condition.
(m)
The Company is likely subject to Section 280E of the Code because of its business activities and the resulting disallowance of tax deductions could cause it to incur more than anticipated U.S. federal income tax. Under Section 280E of the Code (“Section 280E”), “no deduction or credit shall be allowed for any amount paid or incurred during the taxable year in carrying on any trade or business if such trade or business (or the activities which comprise such trade or business) consists of trafficking in controlled substances (within the meaning of schedule I and II of the Controlled Substances Act) which is prohibited by Federal law or the law of any State in which such trade or business is conducted.” Cannabis is classified under schedule I of the CSA. Consequently, this provision has been applied by the IRS to cannabis operations, prohibiting them from deducting ordinary business expenses directly associated with the sale of cannabis. Section 280E therefore has a significant impact on the retail side of cannabis operations, but a lesser

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impact on cultivation and manufacturing operations. A result of Section 280E is that the effective tax rate on cannabis businesses may be extraordinarily high, and an otherwise profitable business may, in fact, operate at a loss, after taking into account its income tax expenses.
(n)
The Company’s operations in the United States may become the subject of heightened scrutiny by regulators and other authorities. The Company may be subject to significant direct and indirect interaction with public officials as a result of such heightened scrutiny. There can be no assurance that this heightened scrutiny will not in turn lead to the imposition of certain restrictions on the Company’s ability to operate or invest in the United States or any other jurisdiction. Government policy changes or public opinion may also result in a significant influence over the regulation of the cannabis industry. A negative shift in the public’s perception of medical-use and/or adult-use cannabis in the United States or any other applicable jurisdiction could affect future legislation or regulation. Among other things, such a shift could cause state jurisdictions to abandon initiatives or proposals to regulate medical and/or adult-use cannabis, thereby limiting the number of new state jurisdictions into which the Company could expand. Any inability to fully implement the Company’s expansion strategy may have a Material Adverse Effect.
(o)
Your investment in the Company may itself be illegal under U.S. federal law; changes in federal enforcement affecting the cannabis industry may cause adverse effects on the Company’s business. Overall, an investor’s contribution to and involvement in the Company’s activities may result in federal civil and/or criminal prosecution, including forfeiture of his, her or its entire investment.

The Company is complying with state-regulated cannabis programs, regardless of its legal status under U.S. federal law, and your investment has been designed to be compliant with all applicable state laws and regulations to which the Company are subject; however, under U.S. federal law, such investments may be considered illegal under the CSA (particularly 21 U.S.C. § 854) or other indirect criminal liability theories such as aiding and abetting or conspiracy. Additionally, financial transactions involving proceeds generated by cannabis-related conduct can form the basis for prosecution under the federal money laundering statutes (18 U.S.C. § 1956), the unlicensed money transmitter statute and the U.S. Bank Secrecy Act. If the federal government were to reverse its long-standing hands-off approach to the state legal cannabis markets and start more broadly enforcing federal laws regarding cannabis, investors or the Company itself could also face criminal liability; in the event that investors or the Company faces enforcement it would likely be unable to execute its business plan, and its business and financial results would be adversely affected.

(p)
The Company, Its Officers, Investors Or Other Stakeholders May Be Required To Disclose Personal Information To Government Or Regulatory Entities; Failing To Do So Could Negatively Impact The Company’s Business, Financial Conditions Or Results Of Operations. The Company intends to operate a U.S. state-licensed cannabis business. Acquiring

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even a minimal or indirect interest in a U.S. state-licensed cannabis business can trigger requirements to disclose officers’, investors’ and other stakeholders’ personal information. While these requirements vary by jurisdiction, some require interest holders to apply for regulatory approval and to provide tax returns, compensation agreements, fingerprints for background checks, criminal history records and other documents and information. Some states require disclosures of directors, officers and holders of more than a specified percentage of equity of the applicant. While some states include exceptions for investments in publicly traded entities, not all states do so, and some such exceptions are confined to companies traded on a U.S. securities exchange. If these regulations apply to the Company, investors, officers and other stakeholders are required to comply with such regulations, or face the possibility that any relevant cannabis license held by the Other Companies could be revoked or cancelled by the state licensing authority.
4.
Conditions to the Purchaser’s Obligations at Closings. The obligations of the Purchaser to purchase the Securities at the applicable Closing are subject to the satisfaction or waiver of the following conditions:
4.1
Representations and Warranties. The representations and warranties of the Company and its Subsidiaries contained in Section 2 (i) that are qualified by “materiality” or “Material Adverse Effect” shall be true and correct and (ii) that are not so qualified shall be true and correct in all material respects, in each case as of the T1 Closing and the T2 Closing, as applicable.
4.2
Performance. The Company and each Subsidiary shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the T1 Closing and the T2 Closing, as applicable.
4.3
Closing Deliveries.
(a)
At the T1 Closing:
(i)
the Company shall deliver a certificate from the secretary or another officer of the Company certifying (i) the Certificate of Formation and Operating Agreement as in effect at the applicable Closing, and (ii) resolutions of the Board approving this Agreement and the transactions contemplated under this Agreement; and
(ii)
the Company shall deliver the T1 Warrant Certificates representing the T1 Issued Warrants; and
(iii)
the Company shall deliver a certificate from an officer of the Company certifying that the conditions set forth in Sections 4.1 and 4.2 have been fulfilled.
(b)
At the T2 Closing:

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(i)
the Company shall deliver the T2 Warrant Certificates representing the T2 Issued Warrants;
(ii)
the Company shall deliver a certificate from an officer of the Company certifying that the conditions set forth in Sections 4.1 and 4.2 have been fulfilled; and
(iii)
the Company shall deliver a certificate from an officer of the Company certifying that the events of default set out in Section 1.5(o)(i), Section 1.5(o)(ii) and Section 1.5(o)(iii) have not occurred, have occurred, but have been cured or are otherwise not present as of the proposed T2 Closing Date (the “EoD Certificate”).
4.4
Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the T1 Closing and the T2 Closing, as applicable.
4.5
Acreage. Prior to the T2 Closing, the Company shall have acquired, directly or indirectly, no less than a majority of the issued and outstanding shares of Acreage Holdings, Inc.
5.
Conditions to the Company’s Obligations at Closings. The obligations of Company to sell and issue the Securities at the applicable Closing are subject to the satisfaction or waiver of the following conditions:
5.1
Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 (i) that are qualified by “materiality” or “Material Adverse Effect” shall be true and correct and (ii) that are not so qualified shall be true and correct in all material respects, in each case as of T1 Closing and the T2 Closing, as applicable.
5.2
Performance. The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before T1 Closing and the T2 Closing, as applicable.
5.3
Deliveries by the Purchaser at Closing. The Purchaser shall deliver, (i) prior to T1 Closing, the aggregate T1 Purchase Price for the T1 Shares; and (ii) prior to the T2 Closing, the aggregate T2 Purchase Price for the T2 Shares, to be purchased by such Purchaser in accordance with Section 1 hereof. In addition, at the T1 Closing and the T2 Closing, the Purchaser shall deliver a certificate from the Purchaser’s trustee certifying that the conditions set forth in Sections 5.1 and 5.2 have been fulfilled.
6.
Covenants.
6.1
Cannabis Compliance.

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(a)
The Company shall in good faith seek to maintain, enforce and update, as necessary, and cause its Subsidiaries to, in good faith, seek to, maintain, enforce and update as necessary, written policies and procedures that are reasonably designed to ensure compliance with all current and future State and/or Local Cannabis Regulations by the Company, its Subsidiaries and each of their respective employees, consultants, officers, directors, managers and board members.
(b)
Neither the Company, nor any Subsidiary, shall, or shall cause any officer, director, manager or employee of the Company or any Subsidiary, or any agent whose activities are being directed by the Company or any Subsidiary, to commit a material violation of any current or future State and/or Local Cannabis Regulations.
6.2
Criminal History. If any officer, director, manager or board member or employee of the Company or any Subsidiary is convicted of a crime for which the Company or such Subsidiary reasonably anticipates or receives written notice from a Government Authority that such conviction jeopardizes any State and/or Local Cannabis License held by the Company or any Subsidiary, the Company will take remedial action in order to maintain such State and/or Local Cannabis Licenses.
6.3
Restrictions. The Company covenants and agrees that, for so long as the Purchaser holds 10% of the issued and outstanding Voting Shares, except: (i) as expressly required or permitted by the Protection Agreement; or (ii) with the prior written consent of the Purchaser; the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly incur Debt other than Permitted Debt (as defined in the Protection Agreement).
6.4
Information. The Purchaser shall use its reasonable best efforts to comply with, and shall use its reasonable best efforts to cause its Affiliates to comply with, all reasonable requests of the Company to provide information and documents as is necessary for the Company to comply with applicable State and/or Local Cannabis Regulations.
7.
Share Restrictions & Rights.
7.1
Power of Attorney. The Purchaser does hereby constitute and appoint any officer or manager (the “Officer”) of the Company as the true and lawful attorney for the Purchaser, and in the name, place and stead of the Purchaser, to execute and deliver any and all stock transfers, endorsements or other instruments required to be executed and delivered in connection with the exercise by the Company of its repurchase rights set forth herein. This power of attorney is hereby coupled with an interest and shall be irrevocable by the undersigned, subject to the termination provisions set forth herein.
7.2
Share Certificate. The Secretary of the Company shall hold the certificates representing the Shares.
7.3
Repurchase Rights. The Company shall have the right, but not the obligation, at any time on or before a Triggering Event (as defined below) or at any time after the 60 month

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anniversary of the T1 Closing Date, to purchase all of the Voting Shares owned by the Purchaser (excluding, for greater certainty, any Warrants) (collectively, the “Investment Shares”) at a purchase price per Investment Share equal to the Repurchase/Put Price (as hereinafter defined) which shall be payable in either cash or Canopy Shares, as determined in the sole discretion of the Company; provided, however, that, in the event that the Company exercises such purchase right on or before the earliest of: (i) the Company’s acquisition, indirectly, of all of the issued and outstanding shares of Lemurian, Inc.; (ii) the Company’s acquisition, indirectly, of all of the issued and outstanding membership interests of Mountain High Products, LLC; (iii) the Company’s acquisition, indirectly, of all of the issued and outstanding membership interests of Wana Wellness, LLC; (iv) the Company’s acquisition, indirectly, of all of the issued and outstanding membership interests of The Cima Group, LLC; and (v) the Acreage Acquisition (collectively, the “Triggering Events”), the Repurchase/Put Price shall be equal to the per Investment Share value at the applicable Closing and shall be paid in cash. The Company shall exercise such purchase rights by written notice (“Exercise Notice”) given to the Purchaser and in the event such exercise occurs after the 60 month anniversary of the T1 Closing Date, the Company shall either pay to the Purchaser: (i) an amount in cash equal to the aggregate amount of the Repurchase/Put Price payable to such Purchaser by wire transfer of immediately available funds; or (ii) the Company shall cause Canopy to issue the number of Canopy Shares having an aggregate value equal to aggregate Repurchase/Put Price payable to such Purchaser to be determined by dividing such aggregate Repurchase/Put Price by the Fair Market Value of a Canopy Share measured as of the second Trading Day immediately preceding the date of issuance. In the event that (i) the Repurchase/Put Price is satisfied in Canopy Shares; (ii) the Purchaser sells such Canopy Shares within 10 days of the issuance of such Canopy Shares; (iii) the Purchaser provides the Company with evidence of the gross proceeds from the sale of such Canopy Shares; and (iv) the gross proceeds from the sale of such Canopy Shares are less than the Repurchase/Put Price, then, in such circumstances, the Company shall make a cash payment to the Purchaser equal to the difference between the gross proceeds from the sale of such Canopy Shares and the Repurchase/Put Price. The Company may assign its rights under this Section 7.3 to any Person; provided, that the assignee agrees to be bound by the terms of this Agreement and assumes all of the Company’s obligations hereunder; provided further, that the Company remains primarily liable if the assignee does not perform under this Agreement. The closing of any such purchase and sale transaction shall occur within 30 days of the Company (or its assignee) delivering the Exercise Notice. The Purchaser agrees that it will perform its obligations hereunder and will ratify and confirm all that the Company may do or cause to be done pursuant to the foregoing. The Purchaser agrees that it shall execute and deliver all documents and agreements, and take all other actions, that the Company may reasonably request in order to consummate any repurchase as contemplated herein.

For purposes of this Section 7.3 and Section 7.4, “Repurchase/Put Price” means the fair market value of an Investment Share as determined through an appraisal, assuming that the Company was offered for sale in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price per Investment Share is not affected by undue stimulus at such time or any control or voting rights premium, all on the basis of the long-term value of the Company as opposed to being determined by short-term market conditions. Implicit in this definition is the consummation of a sale as of the

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date of the Exercise Notice or Put Notice, as the case may be, and the passing of title from the seller to the buyer whereby: (i) the buyer and seller are typically motivated; (ii) both parties are well informed or well advised and acting in what they consider their own best interests; (iii) a reasonable time is allowed for exposure in the open market; (iv) payment is made in cash; and (v) the price per Investment Share represents the normal consideration for the Company, on a per Investment Share basis, unaffected by special or creative financing or sales concessions granted by anyone associated with the sale, but taking into account the assumption by the buyer of any financing to the extent that it may be assumed by the buyer. The buyer and seller shall jointly select an independent appraiser. In the event the buyer and seller are unable to agree upon an independent appraiser, the buyer and seller shall each select one independent appraiser who shall determine the Repurchase/Put Price. In the event that the appraisers’ determinations of the Repurchase/Put Price differ by 15% or less compared to the lower of the two values, the Repurchase/Put Price shall be the average of the two. In the event that the appraisers’ determinations of the Repurchase/Put Price differ by more than 15% compared to the lower of the two values, then the two appraisers shall jointly select a third appraiser. If the two appraisers are unable jointly to select a third appraiser, either the buyer or the seller may, upon written notice to the other, apply to the presiding judge of a court of competent jurisdiction for the selection of the third appraiser and who shall be selected from a list of names of independent appraisers submitted by the buyer and seller. Such third appraiser will independently determine the Repurchase/Put Price. If the third appraiser’s determination of the Repurchase/Put Price is less than, or greater than, both of the first two values, the third appraiser’s determination of the Repurchase/Put Price shall be disregarded and the Repurchase/Put Price will be the average of the first two appraisers’ determinations of the Repurchase/Put Price; or is equal to one of the first two appraisers’ determinations of the Repurchase/Put Price or in between the first two values, the Repurchase/Put Price will be the average of the three values. The cost of the appraiser (x) appointed the buyer shall be borne by the buyer, (y) appointed by seller shall be borne by the seller and (z) appointed by the two appraisers, if any, shall be shared equally by the buyer and the seller.

7.4
Put Right. The Purchaser shall have the right, but not the obligation, at any time after Canopy has converted its Exchangeable Shares into Class B Shares, to put all (and only all) of the Investment Shares owned by the Purchaser to the Company at the Repurchase/Put Price, which shall be payable in either cash or Canopy Shares, as determined in the sole discretion of the Company. The Purchaser shall exercise such put right by written notice (“Put Notice”) given to the Company and the Company shall either pay to the Purchaser: (i) an amount in cash equal to the aggregate amount of the Repurchase/Put Price payable to the Purchaser by wire transfer of immediately available funds; or (ii) the Company shall cause Canopy to issue the number of Canopy Shares having an aggregate value equal to aggregate Repurchase/Put Price payable to the Purchaser to be determined by dividing such aggregate Repurchase/Put Price by the Fair Market Value of a Canopy Share measured as of the second Trading Day immediately preceding the date of issuance. The closing of any such purchase and sale transaction shall occur within 30 days of the Purchaser delivering the Put Notice. The Company agrees that they shall, and shall cause Canopy to, execute and deliver all documents and agreements, and take all other actions, that the Purchaser may reasonably request in order to consummate any sale as contemplated herein.

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7.5
Transfer. The Purchaser may Transfer its Investment Shares in accordance with the terms of the Operating Agreement.

For purposes of this Section 7.5 “Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Class A Shares owned by a Person or any interest (including a beneficial interest) in any Class A Shares owned by a Person.

7.6
Appointment Rights. For so long as the Purchaser owns 4.4% or more of the Company’s issued and outstanding Voting Shares, the Purchaser shall have the right to appoint one (1) manager to the Board, provided that such appointee must be a resident of the United States and must comply with the reasonable requirements applicable to managers of the Company set forth in the Operating Agreement. For so long as the Purchaser owns 4.4% or more of the Company’s issued and outstanding Voting Shares, the Purchaser shall have the right to appoint one (1) non-voting observer to the Board, provided that such appointee must comply with any reasonable requirements set by the Company for Board observers (including any policies with respect to limiting such observers’ access to Board proceedings and materials).
8.
Indemnification.
8.1
Survival. Unless otherwise set forth in this Agreement, the representations and warranties of the Company contained in or made pursuant to this Agreement shall survive the Closings for a period of six months following the T2 Closing.
8.2
Indemnification by the Company. The Company shall indemnify the Purchaser and its Affiliates and the successors and assigns of each of the foregoing (collectively, the “Purchaser Indemnitees”) from and against any and all actual and direct Losses (as hereinafter defined) as a result of any inaccuracy in or breach of the of the representations or warranties of the Company or any Subsidiary set forth in Section 2 of this Agreement (subject to Section 8.1) or any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company under this Agreement. “Losses” means actually incurred, out of pocket losses, costs, damages, penalties and expenses (including reasonable attorneys’ fees and expenses), but not including (a) indirect, special, speculative, incidental or consequential losses; (b) liabilities, damages or expenses incurred due to the interruption of the Purchaser Indemnitee’s business or lost income, revenues or profits (such as multiples of earnings) or diminution in value; or (c) punitive damages except to the extent such punitive damages are actually awarded to a third party.
8.3
Limitations on Indemnification. Notwithstanding the foregoing, the Company shall not be liable to the Purchaser Indemnitees until the aggregate amount of all Losses in respect of indemnification under Section 8.2 exceeds [***]% of the aggregate Purchase Price (the “Floor Amount”). If the Floor Amount is exceeded, the Company shall be liable to the Purchaser Indemnitees under Section 8.2 for all such Losses that exceed the Floor Amount. The

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aggregate amount of all Losses for which the Company shall be liable pursuant to Section 8.2 shall not exceed the aggregate Purchase Price.
9.
Miscellaneous.
9.1
Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided that the Purchaser may not assign its rights under this Agreement without the approval of the Company, not to be unreasonably withheld. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
9.2
Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.
9.3
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
9.4
Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
9.5
Notices.
(a)
General. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 9.5.
(b)
Consent to Electronic Notice. The Purchaser consents to the delivery of any member notice pursuant to the Delaware Limited Liability Company Act (the “DLLCA”), or the Operating Agreement, as either may be amended or superseded from time to time, by electronic transmission at the e-mail address set forth below the Purchaser’s

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name on the signature page or Exhibit A, as updated from time to time by notice to the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. The Purchaser agrees to promptly notify the Company of any change in its e-mail address, and that failure to do so shall not affect the foregoing. The Purchaser acknowledges and agrees that they are not entitled to, and waives to the extent permitted under the DLLCA any right to, receive any financial reports of the Company.
9.6
No Finder’s Fees; Costs and Expenses. The Purchaser represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability resulting from any commission or compensation in the nature of a finder’s or broker’s fee arising out of the Purchaser’s involvement with this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its trustees, beneficiaries, officers, employees or representatives is responsible. Except as otherwise expressly provided in this Agreement, each party will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.
9.7
Attorneys’ Fees. If any action at law or in equity (including, arbitration) is necessary to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
9.8
Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Purchaser.
9.9
Paramountcy. In the event of a conflict between any term of this Agreement and the Operating Agreement, the provisions of the Operating Agreement shall prevail and govern.
9.10
Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
9.11
Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under

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this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
9.12
Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.
9.13
Dispute Resolution.
(a)
Subject to Section 9.14, any dispute, controversy, or claim arising out of, relating to, or in connection with, this Agreement or any breach, termination, or validity thereof (a “Dispute”) shall be finally settled by arbitration. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the parties. The seat of the arbitration shall be New York, New York.
(b)
The arbitration shall be conducted by three arbitrators. The party initiating arbitration (the “Claimant”) shall appoint its arbitrator in its request for arbitration (a “Request”). The other party (the “Respondent”) shall appoint its arbitrator within 30 days of receipt of the Request and shall notify the Claimant of such appointment in writing. If the Respondent fails to appoint an arbitrator within such 30 day period, the arbitrator named in the Request shall decide the Dispute as the sole arbitrator. Otherwise, the two arbitrators appointed by the parties shall appoint a third arbitrator within 15 days after the Respondent has notified the Claimant of the appointment of the Respondent's arbitrator. When the arbitrators appointed by the parties have appointed a third arbitrator and the third arbitrator has accepted the appointment, the two arbitrators shall promptly notify the parties of such appointment. If the two arbitrators appointed by the parties fail or are unable to appoint a third arbitrator or to notify the parties of such appointment, then the third arbitrator shall be appointed by the President of the American Arbitration Association which shall promptly notify the parties of the appointment of the third arbitrator. The third arbitrator shall act as chairman of the panel.
(c)
The arbitration award shall be in writing and shall be final and binding on the parties. The award may include an award of costs, including reasonable attorneys' fees and disbursements. Judgement upon award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets.
9.14
Equitable Remedies. Each party hereto acknowledges that the other parties hereto would be irreparably damaged in the event of a breach or threatened breach by such party of any of its obligations under this Agreement and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to an injunction from a court of competent jurisdiction (without any requirement

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to post bond) granting such parties specific performance by such party of its obligations under this Agreement. In the event that any party files a suit to enforce the covenants contained in this Agreement (or obtain any other remedy in respect of any breach thereof), the prevailing party in the suit shall be entitled to receive in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, including reasonable attorneys’ fees and expenses.
9.15
Publicity. The Purchaser shall treat and hold as confidential all of the terms and conditions of this Agreement and the transactions contemplated hereby; provided, however, that the Purchaser may disclose such information to its spouse, equity owners, directors, managers, trustees, officers, employees, legal counsels, accountants, financial planners and/or other advisors or representatives on an as-needed basis so long as any such Person is bound by a confidentiality obligation with respect thereto. For greater certainty, the Company may disclose such information to Canopy as is necessary for Canopy to disclose in order to comply with applicable law and the rules and regulations of the Toronto Stock Exchange, Nasdaq or such other stock exchange on which the Canopy Shares are trading at the applicable time. The Purchaser shall not issue any press release, filing, public announcement or other public disclosure relating to the subject matter of this Agreement without the prior written approval of the Company and Canopy.
9.16
Independent Legal Advice. The Purchaser acknowledges and agrees that (i) it has received independent legal advice from its own lawyers with respect to the terms of this Agreement before its execution or by executing this Agreement has expressly agreed to waive its right to do so; (ii) it has read this Agreement, understands it, and agrees to be bound by its terms and conditions; and (iii) it has received a copy of this Agreement.
9.17
Acknowledgment Regarding Federal Cannabis Laws. As used herein, “Federal Cannabis Laws” means any U.S. federal laws, civil, criminal or otherwise, as such relate, either directly or indirectly, to the cultivation, harvesting, production, distribution, sale and possession of cannabis, marijuana or related substances or products containing or relating to the same, including, without limitation, the prohibition on drug trafficking under 21 U.S.C. § 841(a), et seq., the conspiracy statute under 18 U.S.C. § 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. § 2, the bar against misprision of a felony (concealing another’s felonious conduct) under 18 U.S.C. § 4, the bar against being an accessory after the fact to criminal conduct under 18 U.S.C. § 3, and federal money laundering statutes under 18 U.S.C. §§ 1956, 1957, and 1960 and the regulations and rules promulgated under any of the foregoing. The parties acknowledge and agree that that no party makes, will make, or shall be deemed to make or have made any representation or warranty of any kind regarding the compliance of this Agreement, or the activities or the Company or any of its Subsidiaries, with any Federal Cannabis Laws. Each of the parties acknowledges and agrees on its own behalf and on behalf of any of its Affiliates, that the transactions contemplated by this Agreement do not violate public policy and, to the extent provided under applicable law, agrees to waive on such party’s own behalf and on behalf of any of such party’s Affiliates illegality as a defense to contractual claims arising out of this Agreement or in any other document, instrument, or agreement entered into in connection the transactions contemplated hereby or thereby.

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9.18
Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Share Purchase Agreement as of the date first written above.

COMPANY: Canopy USA, LLC

By: /s/ David Klein

Name: David Klein
(print)

Title: Manager

Address: [Omitted pursuant to Item 601(a)(6)]

[Signature Page to Share Purchase Agreement]

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IN WITNESS WHEREOF, the parties have executed this Share Purchase Agreement as of the date first written above.

PURCHASER:

Huneeus 2017 Irrevocable Trust

By: /s/ Agustin Francisco Huneeus

Name: Agustin Francisco Huneeus

Title: Trustee

Address: [Omitted pursuant to Item 601(a)(6)]

[Signature Page to Share Purchase Agreement]

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DISCLOSURE SCHEDULE

The section numbers below correspond to the section numbers of the representations and warranties in the Agreement; provided, however, that any information disclosed in any section of the Disclosure Schedule shall qualify other sections in of the Disclosure Schedule only to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other sections. Nothing in this Disclosure Schedule is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant. Inclusion of any item in this Disclosure Schedule (1) does not represent a determination that such item is material or establish a standard of materiality, (2) does not represent a determination that such item did not arise in the ordinary course of business, (3) does not represent a determination that the transactions contemplated by the Agreement require the consent of third parties, and (4) shall not constitute, or be deemed to be, an admission to any third party concerning such item. This Disclosure Schedule includes brief descriptions or summaries of certain agreements and instruments, copies of which are available upon reasonable request. Such descriptions do not purport to be comprehensive, and are qualified in their entirety by reference to the text of the documents described, true and complete copies of which have been provided to the Purchaser or its counsel.

[Signature Page to Share Purchase Agreement]

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